EXHIBIT 23(g)(3)(2)

                     AMENDMENT TO MASTER CUSTODIAN CONTRACT



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                                          AMENDMENT TO MASTER CUSTODIAN CONTRACT

         Amendment dated /s/ February 10, 2000, to the custody contract, dated May 1, 1997, as amended, by and between State Street Bank and Trust Company (the "Custodian") and EACH OF THE PARTIES LISTED ON APPENDIX 1, on behalf of each of its Portfolios, (each a "Fund") (the "Custodian Contract").

         In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend and replace Section 5 of the Custodian Contract as follows:

5.       Proper Instructions
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Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involving, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices; provided that the Fund has followed any security procedures agreed to from time to time by Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Agreement. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.12.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the /s/ 10th day of February, 2000.

                                   EACH OF THE FUNDS LISTED ON APPENDIX 1

                                   By: /s/ Nancy G. Curtiss
                                       ----------------------------------------

                                   Its:  /s/ Treasurer
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                                   STATE STREET BANK AND TRUST COMPANY


                                   By:  /s/ Ronald E. Logue
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                                   Title: /s/ Vice Chairman
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